(Exhibit 21.1)

                         SUBSIDIARIES OF THE REGISTRANT

                             Meditron Devices, Inc.
                                XYLOG Corporation
                     BEI Medical Systems International Inc.
                          Zinnanti Surgical Instruments
                               OvaMed Corporation
                       Calculus Instruments Company, Inc.